UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Election of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, Michael L. Wilson, Executive Vice President and Chief Business Officer of the Federal Home Loan Bank of Des Moines (the “Bank”), advised the Bank that he would resign from the Bank effective January 27, 2012, to accept the position of President and Chief Executive Officer with the Federal Home Loan Bank of Seattle effective January 30, 2012.

Mr. Wilson's resignation was submitted in accordance with the requirements of the employment agreement (the “Employment Agreement”) entered into by Mr. Wilson and the Bank. The Employment Agreement is filed as Exhibit 10.2 to the Bank's Current Report on Form 8-K dated November 15, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

December 15, 2011	By:	/s/ Richard S. Swanson

Name: Richard S. Swanson
Title: President and Chief Executive Officer